Exhibit 99.1

SANDERLING VENTURE PARTNERS IV, L.P.		SANDERLING VI LIMITED PARTNERSHIP
By: Middleton-McNeil Associates IV, L.P.		By: Middleton, McNeil, Mills & Associates VI, LLC

By:	/s/ Fred A. Middleton
Fred A. Middleton		By:	/s/ Fred A. Middleton
General Partner		Fred A. Middleton
Managing Director

Sanderling Ventures Management IV

SANDERLING VENTURE PARTNERS VI CO-INVESTMENT FUND, L.P.

By: Middleton, McNeil, Mills & Associates VI, LLC
By:	/s/ Fred A. Middleton
Fred A. Middleton
Owner		By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

Sanderling Ventures Management V

SANDERLING VI BETEILIGUNGS GMBH & CO. KG

By: Middleton, McNeil, Mills & Associates VI, LLC
By:	/s/ Fred A. Middleton
Fred A. Middleton
Owner		By:	/s/ Fred A. Middleton
Fred A. Middleton

Managing Director

Sanderling Ventures Management VI

By:	/s/ Fred A. Middleton
Fred A. Middleton
Owner